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                                 EXHIBIT 99.4

     NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR STOCK OPTION - MR. SHEFFIELD

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                         WESTERN STAFF SERVICES, INC.

                              NOTICE OF GRANT OF
                      NON-EMPLOYEE DIRECTOR STOCK OPTION

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Western Staff Services, Inc. (the "Corporation"):

     OPTIONEE: Gilbert L. Sheffield

     GRANT DATE: November 1, 1996

     EXERCISE PRICE: $ 14.25 per share

     NUMBER OF OPTION SHARES: 1,500 shares

     EXPIRATION DATE: October 31, 2006

     TYPE OF OPTION: Non-Statutory Stock Option

     EXERCISE SCHEDULE: The option shall become fully exercisable for all the Option Shares upon Optionee's completion of one (1) year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Option as set forth in the Non-Employee Director Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A, and Optionee agrees to be bound by all those terms. Optionee hereby acknowledges receipt of the prospectus for the Option in the form attached hereto a Exhibit B.

     DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Option Agreement.

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     NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or the attached Option
Agreement shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

DATED: NOVEMBER 1, 1996

                                       WESTERN STAFF SERVICES, INC.

                                       /s/ W. Robert Stover
                                       -----------------------------------------
                                       W. Robert Stover
                       Title:          Chief Executive Officer

                                       /s/ Gilbert L. Sheffield
                                       -----------------------------------------
                                       OPTIONEE   Gilbert L. Sheffield

                       Address:         3718 Rose Court
                                       -----------------------------------------

                                        Lafayette, CA 94549
                                       -----------------------------------------



ATTACHMENTS
EXHIBIT A - NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT
EXHIBIT B - OPTION PROSPECTUS

                                      2.